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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Intrusion Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1101 East Arapaho Road
Richardson, Texas 75081
(972) 234-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 19, 2004

To the Stockholders of
Intrusion Inc.:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of Intrusion Inc. (the "Company") will be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Wednesday, May 19, 2004, for the following purposes:

        (1)   To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

        (2)   To ratify the appointment of KBA Group LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

        (3)   To transact such other business as may properly come before the Meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is April 7, 2004. A list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company.

        All stockholders are cordially invited to attend the Meeting in person. Stockholders are urged, whether or not they plan to attend the Meeting, to complete, date and sign the enclosed Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your Proxy vote, you may do so by voting in person at the Meeting.

By Order of the Board of Directors

G. WARD PAXTON Chairman, President and Chief Executive Officer
Richardson, Texas April 16, 2004

INTRUSION INC.
1101 East Arapaho Road
Richardson, Texas 75081

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
To be Held May 19, 2004

SOLICITATION AND REVOCABILITY OF PROXIES

        The enclosed proxy (the "Proxy") is being solicited on behalf of the Board of Directors (the "Board") of Intrusion Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas, at 10:00 A.M., Local Time, on Wednesday, May 19, 2004, or at such other time and place to which the Meeting may be adjourned. Proxies, together with copies of this Proxy Statement, are being mailed to stockholders of record on or about April 16, 2004.

        Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Meeting and to vote in person. Any stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If you attend the Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Meeting will be counted. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by those named in the Proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposal to ratify the appointment of KBA Group LLP as independent auditors for the Company, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

        The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

RECORD DATE AND VOTING SECURITIES

        Only stockholders of record at the close of business on April 7, 2004, are entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the executive offices of the Company. On March 31, 2004, the Company had 5,166,232 outstanding shares of Common Stock, $0.01 par value (the "Common Stock"), and 1,000,000 outstanding shares of 5% Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). In addition, under the rules of the Nasdaq Stock Market, brokers who hold stock in street name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners.

QUORUM AND VOTING

        The presence at the Meeting, in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock is necessary to constitute a quorum. Holders of Common Stock are entitled to one vote for each share of Common

Stock held on each matter to be voted on at the Meeting including the election of directors. Holders of Preferred Stock are entitled to vote on an as-converted to Common Stock basis with any fractional votes being rounded to the nearest whole vote. On March 31, 2004, each share of Preferred Stock was convertible into 1.59 shares of Common Stock. As a result, each holder of Preferred Stock is entitled to 1.59 votes for each share of Preferred Stock held on each matter to be voted on at the Meeting, including the election of directors. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock entitled to vote at the Meeting, present in person or by Proxy, is required for the approval of each matter submitted to the Meeting except the election of directors. For the election of directors, the five nominees receiving the greatest number of votes of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock present in person or represented by Proxy at this Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the shares of Common Stock outstanding or issuable upon conversion of the Preferred Stock entitled to be voted at the Meeting. Additionally, in the election of directors, cumulative voting is prohibited and Proxies cannot be voted for more than five nominees.

        All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The Board for the ensuing year will consist of five directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors, if elected. However, in the event any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board of Directors shall designate.

        The following slate of five nominees has been nominated by the Board of Directors:

Name of Nominee	Age	Position(s)	Director Since
G. Ward Paxton	68	Chairman, President, Chief Executive Officer and Director	1983
T. Joe Head	47	Vice Chairman, Vice President and Director	1983
J. Fred Bucy, Jr.,(1)(2)	75	Director	1993
James F. Gero(1)(2)	59	Director	2003
Donald M. Johnston(1)(2)	54	Director	1983

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

        G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He is also co-founder of the Company and has served as Chairman of the Board since the Company's inception in September 1983. Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma.

        T. Joe Head is co-founder of the Company and has served as a director since the Company's inception in September 1983. Mr. Head was named Vice Chairman of the Board of Directors in June 2000 and was named Vice Chairman and Vice President on February 14, 2003. He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A & M University.

        J. Fred Bucy, Jr. has served as a director of the Company since 1993. Mr. Bucy was employed in various technical and managerial capacities by Texas Instruments Incorporated from 1953 through his retirement in 1985. At the time of his retirement, Mr. Bucy was President, Chief Executive Officer and a director of Texas Instruments. Mr. Bucy was a Trustee of Southwest Research Institute. He was Chairman of the Texas National Research Laboratory Commission (re-appointed by George W. Bush in 1995) until 2001. Mr. Bucy was also a member of the Coordinating Board Advisory Committee on Research of the Texas College and University System and a former member of the Board of Regents of Texas Tech University and Texas Tech University Health Sciences Center from 1973 to 1991, including four years as its Chairman. Mr. Bucy has been accorded Distinguished Alumnus and Distinguished Engineer Awards by Texas Tech University, is a fellow of the Institute of Electrical and Electronics Engineers, a member of National Academy of Engineers, and is a life member of the Navy League. Mr. Bucy was awarded an honorary Doctor of Science degree from Texas Tech University in 1994. Mr. Bucy was recognized as an Eminent Member of Eta Kappa Nu in 2002.

        James F. Gero was named a director of the Company on October 27, 2003. Mr. Gero is Chairman of the Board and a principal stockholder of Sierra Technologies, Inc., which was formed in September 1991, and is a private investor. Mr. Gero serves on the Boards of several other public companies including Drew Industries, which supplies a broad array of components for recreational vehicles and manufactured homes, and Orthofix, N.V., a medical equipment manufacturer. Mr. Gero is a former Chairman and Chief Executive Officer of Varo Inc., a manufacturer of high technology systems. Prior to becoming Chairman and CEO of Varo Inc., Mr. Gero served as Vice President and General Manager at Allied Signal Corporation. Mr. Gero holds a B.S. degree from State University of New York and an M.B.A. degree from University of New Haven.

        Donald M. Johnston has served as a director of the Company since November 1983. Mr. Johnston is President of Massey Burch Capital Corp., a venture capital firm. He served as President of Massey Burch Investment Group, Inc., a venture capital firm ("Massey Burch"), from 1990 until December 1993 where he had been a principal since 1982. Prior to joining Massey Burch, Mr. Johnston was the President of InterFirst Venture Corporation, a venture capital subsidiary of Interfirst Bancshares, Inc., and the Executive Director of First Dallas, Ltd., a corporate finance group in London, England. Mr. Johnston holds a B.A. degree from Vanderbilt University and an M.B.A. degree from Southern Methodist University.

        All directors of the Company hold office until the next ensuing annual meeting of stockholders or until their respective successors are duly elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any director or officer of the Company and any other such person except that

Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

Stockholder Approval

        The affirmative vote of a plurality of the shares of Common Stock outstanding or issuable upon conversion of outstanding Preferred Stock present in person or by proxy at the Annual Meeting is required for the election of each of the nominees for director.

  The Board recommends a vote "FOR" the election of such nominees.

CORPORATE GOVERNANCE

Board of Directors and Committees

        The business affairs of the Company are managed under the direction of the Board. The Board meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. The Board of Directors or its authorized committees met twenty-eight times during the 2003 fiscal year. During fiscal year 2003, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings of all committees of the Board on which he served (during the period that he served.)

        The Board has established Audit and Compensation Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of the Audit Committee and the Compensation Committee are described below.

        Audit Committee.    The Audit Committee is composed of: Donald M. Johnston (Chairman), James F. Gero, and J. Fred Bucy. Each member of the Audit Committee is independent (as defined in Nasdaq Marketplace Rule 4200). The Audit Committee has at least one financial expert (as defined by Item 401(b) of Regulation S-K). Fred Bucy is currently the Audit Committee financial expert. The functions performed by the Committee, its membership and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this Proxy Statement. The Audit Committee is governed by a written charter, a copy of which is included as Exhibit A to this proxy statement.

        Compensation Committee.    The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Compensation Committee also administers the Company's incentive stock option plans (the "Stock Option Plans") for officers and key employees and the Company's incentive bonus programs for executive officers and employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the Stock Option Plans. The Compensation Committee is comprised of J. Fred Bucy, Jr. (Chairman), James F. Gero, and Donald M. Johnston, each of whom is an independent director. The Compensation Committee met seven times during the 2003 fiscal year.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission. They also shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the

Company under those statutes, except the extent the Company specifically incorporates such information by reference in such filings.

Report of the Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the matters required to be discussed by SAS 61 (Certification of Accounting Standards AU Section 280) and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held twelve meetings during fiscal year 2003.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.

                      Respectfully submitted,

                      AUDIT COMMITTEE
                      of the Board of Directors

                      Donald M. Johnston, Audit Committee Chair
                      James F. Gero, Audit Committee Member
                      J. Fred Bucy, Jr., Audit Committee Member

Compensation Committee Report on Executive Compensation

        General.    The Compensation Committee of the Board sets the compensation for the Chief Executive Officer, reviews the design, administration and effectiveness of the compensation programs for other key executives, and approves stock option grants for all executive officers and key employees. The Compensation Committee is currently composed of three non-employee directors who have no interlocking relationships. The data and information included in the various compensation tables appearing elsewhere in this Proxy Statement should be read in conjunction with and deemed to be a part of this report.

        Named Executive Officers.    This report includes disclosure of the required compensation information for any one acting as the Company's Chief Executive Officer at any time during the year and its four most highly compensated executive officers.

        Compensation Objectives.    The Company operates in the highly competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate and retain talented executives who contribute to the success of the Company and should be determined within a competitive framework based on the achievement of overall business objectives and financial performance and individual contributions. Within this framework, the Compensation Committee's objectives are to: Provide a total compensation program competitive with the compensation practices of organizations in the high technology industry of comparable size to the Company. Provide annual variable incentive awards based on the Company's overall financial performance relative to corporate objectives. Align the financial interests of executive officers with those of stockholders by providing equity-based incentives.

        Base Salary.    The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to (i) salaries paid to executives with similar responsibilities at comparable companies, primarily in the high technology industry, (ii) each officer's performance and (iii) the Company's overall financial results, without specific weighting being attributed to any of these factors. The Compensation Committee believes that the Company must offer salaries within a competitive market range to attract and retain talented executives. However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation.

        Incentive Bonus Plan.    To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of variable incentive pay. The incentive cash bonus program for executives is established annually by the Compensation Committee based upon the Company's achievement of sales and net income targets established at the beginning of the fiscal year. The incentive plan for executives, other than certain executives in the Company's sales organization, requires a threshold level of Company financial performance before any incentives are awarded. Once the threshold objective for sales and/or net income of a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year. In fiscal 2003, the Company did not achieve its threshold level of profitability; thus, non-sales executives, including the Chief Executive Officer and the Named Executive Officers, did not receive any incentive bonus awards. Certain employees in the sales organization, including two of the Named Executive Officers, received incentive sales commission in fiscal 2003 based upon the Company's sales.

        Equity-based Incentives.    The goal of the Company's equity-based incentive awards is to align the interests of executive officers with stockholders. The Compensation Committee determines the value allocated to equity-based incentives according to each executive's position within the Company, individual performance, contributions to achievement of corporate objectives and related factors, and grants stock options to create a meaningful opportunity for stock ownership.

        The Company has previously adopted three Stock Option Plans (collectively, the "Plans"), including the 1983 Incentive Stock Option Plan, the 1987 Incentive Stock Option Plan and the 1995 Stock Option Plan, to provide long-term incentive compensation for eligible participants. Generally, executive officers and other key employees of the Company and its subsidiaries are eligible to participate in the Plans; however, non-employee directors of the Company are not eligible to participate in these Plans. These directors participate in the 1995 Director Plan. Stock option grants under the Plans provide the right to purchase shares of Common Stock at fair market value on the date of grant, or in the case of an optionee who at the time of the grant holds more than 10% of the total combined voting securities of the Company, 110% of the fair market value on the date of grant. Stock options generally vest in a one, three or five-year period and provide terms of five or ten years, as applicable. In 2003, the Compensation Committee approved the grant of stock options pursuant to the Plans to the Named Executive Officers indicated in the tables accompanying this report.

        CEO Compensation.    G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He also served as President and Chief Executive Officer of the Company from 1983 until June 2000. Mr. Paxton's base salary was set at $175,000 for fiscal year 2002, but was decreased to $122,500 in April 2002 by the Compensation Committee. The salary of Mr. Paxton was decreased in an effort to reduce cost. The base salary for Mr. Paxton was based on personal performance of CEO duties and on salary levels paid to chief executive officers of comparable companies. Mr. Paxton did not receive an incentive bonus award for 2003 because the Company did not achieve its threshold level of profitability established at the beginning of the year.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2003 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2004 will exceed that limit. The Company's 1995 Stock Option Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                      Respectfully submitted,
                      COMPENSATION COMMITTEE
                      of the Board of Directors
                      J. Fred Bucy, Jr. Compensation Committee Chair
                      James F. Gero, Compensation Committee Member
                      Donald M. Johnston, Compensation Committee Member

Compensation Committee Interlocks and Insider Participation

        No member or nominee for election as a member of the Board or any committees of the Board has an interlocking relationship with the board (or member of such board) or any committee (or member of such committee) of a board of any other company.

Nomination of Directors

        The Company does not have a formal nominating committee. Instead, the independent members of the Board, Mr. Bucy, Mr. Gero and Mr. Johnston, consider nominees and appointees to the Board in accordance with Nasdaq Marketplace Rule 4350. In evaluating candidates to determine if they are qualified to become Board members, these directors consider a number of attributes, including:

  •
  personal and professional character, integrity, ethics and values;

  •
  general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company;

  •
  strategic planning abilities and experience; aptitude in accounting and finance;

  •
  expertise in domestic and international markets;

  •
  experience in the network security or telecommunications industry;

  •
  understanding of relevant technologies;

  •
  academics expertise in an area of the Company's operations;

  •
  communications and interpersonal skills;

  •
  and practical and mature business judgment.

These directors also evaluate board members' and nominees' service on the board of other public companies. Although these directors use these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. These directors also evaluate candidates identified by their personal contacts and other Board members.

        These directors will also consider nominees proposed by stockholders. Although the Company has no formal policy regarding stockholder nominees, stockholder nominees are viewed in substantially the same manner as other nominees. The consideration of any candidate for director will be based on the assessment of the individual's background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. To recommend a prospective nominee for consideration, stockholders should submit the candidate's name and qualifications to the Company's Secretary in writing at the address listed above.

Communication with the Board

        The Company does not have formal procedures for stockholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Secretary at the address of the Company indicated above, with a request to forward the same to the intended recipient. In general, all stockholder communication delivered to the Company's Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholders instructions, unless the Secretary believes the question or issue may be addressed adequately by the Company's investor relations department. However, the Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Policy Regarding Board Attendance at Stockholders Meetings

        Although it has no formal policy requiring attendance, the Company encourages all directors to attend all meetings of stockholders. All of our directors attended our 2003 annual stockholders meeting.

Code of Ethics

        All of the Company's directors and employees are required to abide by the Company's Code of Business Conduct and Ethics, and the Company's Chief Executive Officer, Chief Financial Officer, and other senior financial employees are also required to abide by the Company's Code of Ethics for Senior Financial Employees, which the Company adopted on March 18, 2004 to comply with the new requirements of Nasdaq and the SEC to insure that the Company's business is conducted in a consistently legal and ethical manner. Both Codes cover all areas of professional conduct, including conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company's business. The full text of the Codes are published on our website at www.intrusion.com; click on the investor relations tab, and then "Code of Ethics." The Company intends to disclose future amendments to, or waivers from, certain provisions of the Codes of Ethics on the Company's website within five business days following the date of such amendment or waiver. Upon the written request of any stockholder, the Company will furnish, without charge, a copy of each of the Code of Ethics. This request should be directed to the Company's Secretary at the address indicated above.

PROPOSAL TWO
PROPOSAL TO RATIFY THE APPOINTMENT
OF INDEPENDENT AUDITORS

        The Board has appointed KBA Group LLP to serve as independent auditors of the Company and to audit its consolidated financial statements for fiscal year 2004, subject to ratification by the Company's stockholders at the Meeting. KBA Group LLP has served as the Company's independent auditors since March 2003. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent auditors.

        Although stockholder ratification and approval of this appointment is not required by the Company's bylaws or otherwise, in keeping with the Company's policy that its stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board is seeking ratification of this appointment. If the appointment is not ratified, the Board must then determine whether to appoint other auditors prior to the end of the current fiscal year. In such case, the opinions of stockholders will be taken into consideration.

Fees Paid to Independent Public Accountants

        The Audit Committee has reviewed the following audit and non-audit fees the Company has paid to the independent public accountants for purposes of considering whether such fees are compatible with maintaining the auditor's independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by its independent public accountants before the services are performed.

        Audit Fees.    Estimated fees billed for service rendered by KBA Group LLP and Ernst & Young LLP for the reviews of Forms 10-Q and for the audit of the consolidated financial statements of the Company were $41,000 for 2003 and $238,000 for 2002.

        Audited-Related Fees.    Aggregate fees billed for all audit-related services rendered by KBA Group LLP and Ernst & Young LLP consisted of $20,300 for 2003 and $21,100 for 2002. These amounts include employee benefit plan audits and consultation on financial accounting and reporting standards and preliminary assessment on Sarbanes Oxley control environment.

        Tax Fees.    Aggregate fees billed for permissible tax services rendered by Ernst & Young LLP consisted of $104,151 for 2003 and $151,838 for 2002. These amounts include tax strategy services, preparation of sales tax returns, preparation of federal and state income tax returns, preparation of property tax and franchise tax returns and international tax issues.

        All Other Fees.    Aggregate fees billed for all other services rendered by KBA Group LLP and Ernst & Young LLP consisted of $13,005 for 2002. There were no such fees in 2003. These services were for consulting services related to a controls review requested by the Audit Committee.

Recent Change in Independent Public Accountants

        On March 11, 2003, the Company appointed KBA Group LLP to serve as its independent public accountants, replacing its former independent public accountants Ernst & Young LLP, effective immediately. This appointment was ratified by the Company's stockholders at its 2003 annual meeting. The decision to change independent auditors was approved by the Company's Board of Directors upon the recommendation and approval of the Audit Committee.

        Ernst & Young LLP's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2002 and December 31, 2003 and the interim period prior to its dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company's consolidated financial statements and supporting schedules for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Ernst & Young LLP with a copy of the foregoing disclosures. A copy of Ernst & Young LLP's letter, dated March 11, 2003, stating their agreement with such statements is attached as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on March 11, 2003.

        During the fiscal years ended December 31, 2002 and December 31, 2003 and through the date of our dismissal of Ernst & Young, LLP the Company did not consult KBA Group LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Representatives of KBA Group LLP are expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to appropriate questions.

        The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted in favor of the adoption of the resolution of ratification.

  The Board recommends a vote "FOR" this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 2004, unless otherwise indicated, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common and Preferred Stock, (ii) each director of the Company, (iii) the Company's current executive officers and one former executive officer and (iv) all current directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

	Common Stock		Preferred Stock
Name of Beneficial Owner or Group(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (%)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (%)
G. Ward Paxton(1)(3)	671,076	12.28	140,000	14.00
T. Joe Head(1)	479,115	9.27	—	—
J. Fred Bucy, Jr.(4)	16,001	*	—	—
James F. Gero(1)(5)	318,430	6.01	60,000	6.00
Donald M. Johnston(6)	18,858	*	—	—
Aaron N. Bawcom(7)	35,577	*	—	—
Eric H. Gore(8)	62,794	1.20	—	—
Garry L. Hemphill(9)	9,218	*	—	—
Ryon W. Packer(10)	32,168	*	—	—
Michael L. Paxton(1)(11)	271,042	5.24	—	—
Marius Bratan(13)	13,501	*	—	—
Gryphon Master Fund, L.P.(1)(12)	831,136	14.68	230,000	23.00
Crestview Capital Master, L.L.C.(1)(14)	343,512	6.23	160,000	16.00
Renaissance Cap. Growth & Inc.(1)(15)	214,695	3.99	100,000	10.00
Renaissance US Growth Invest.(1)(16)	214,695	3.99	100,000	10.00
BFS US Special Opportunities(1)(17)	214,695	3.99	100,000	10.00
Enable Growth Partners L.P.(1)(18)	193,226	3.61	90,000	9.00
All directors and executive officers as a group (11 persons)(19)	1,927,779	36.10	200,000	20.00

*
Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock are as follows: G. Ward Paxton, T. Joe Head, Michael L. Paxton and James F. Gero, 1101 East Arapaho Road, Richardson, Texas 75081; Gryphon Master Fund, L.P., 100 Crescent Court, Suite 490, Dallas, Texas 75201; Crestview Capital Master Fund, L.P., 95 Revere Drive, Suite F, Northbrook, IL 60662; Renaissance Capital Growth & Income Fund III, Renaissance US Growth Investment Trust PLC, BFS US Special Opportunities Trust PLC, 8080 N. Central Expressway, Suite 210-LB-59, Dallas, TX 75206; Enable Growth Partners L.P., One Sansome Street, Suite 2900, San Francisco, CA 94104.

(2)
Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). Percentage of beneficial ownership is based on 5,166,232 shares of Common Stock outstanding as of March 31, 2004. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following March 31, 2004 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

    Certain shares of common stock shown as beneficially owned are issuable upon conversion of preferred stock or exercise of warrants we issued in a private placement on March 25, 2004. Under the terms of the preferred stock and warrants, the shares of preferred stock are convertible and the warrants are exercisable by any only to the extent that the number of shares of common stock issuable pursuant to those securities, together with the number of shares of our common stock owned by the relevant person and its affiliates (but not including shares of common stock underlying unconverted portions of the preferred stock or unexercised portions of the warrants) would not exceed 9.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the column under "Common Stock" entitled "Amount and Nature of Beneficial Ownership" in the table above exceeds the number of shares of common stock that the could beneficially own at any given time through the ownership of these preferred stock or warrants.

  (3)
  Includes the equivalent of 5,077 shares held by Mr. Paxton in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan. Includes the equivalent of 222,647 shares that may be converted from preferred stock and 77,926 shares that Mr. Paxton may acquire upon exercise of warrants.

  (4)
  Includes 12,501 shares that Mr. Bucy may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

  (5)
  Includes the equivalent of 95,420 shares that may be converted from preferred stock and 33,397 shares that Mr. Gero may acquire upon exercise of warrants.

  (6)
  Includes 12,501 shares that Mr. Johnston may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

  (7)
  Includes 35,577 shares that Mr. Bawcom may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

  (8)
  Includes 55,045 shares that Mr. Gore may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004. Also includes the equivalent of 4,749 shares held by Mr. Gore in the Intrusion Stock Fund in the Intrusion 401(k) Savings Plan.

  (9)
  Includes 3,334 shares that Mr. Hemphill may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

  (10)
  Includes 31,668 shares that Mr. Packer may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

  (11)
  Includes 200,625 shares held directly by Mr. Michael Paxton, 8,029 shares held by Mr. Paxton's wife, and 53,221 held by trusts of Mr. Paxton's children. Also includes 9,167 shares that Mr. Paxton may acquire upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2004.

  (12)
  According to a Schedule 13G filed with the SEC on February 9, 2004, Gryphon Master Fund, L.P., on its behalf and on behalf of Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, LLC and E.B. Lyon, IV, has reported that it has shared voting power and shared dispositive power over all of these shares. Includes the equivalent of 365,776 shares that may be converted from preferred stock and 128,022 shares that Gryphon Master Fund may acquire upon exercise of warrants.

  (13)
  Mr. Bratan, former Vice President, International Sales resigned as an Officer of the Company on September 3, 2003. Mr. Bratan employment with the Company ceased as of January 5, 2004. The shares represent the vested options that will expire 90 days from termination.

  (14)
  Includes the equivalent of 254,453 shares that may be converted from preferred stock and 89,059 shares that Crestview Capital Master, L.L.C. may acquire upon exercise of warrants.

  (15)
  Includes the equivalent of 159,033 shares that may be converted from preferred stock and 55,662 shares that Renaissance Capital Growth & Income Fund III may acquire upon exercise of warrants.

  (16)
  Includes the equivalent of 159,033 shares that may be converted from preferred stock and 55,662 shares that Renaissance US Growth Investment Trust PLC may acquire upon exercise of warrants.

  (17)
  Includes the equivalent of 159,033 shares that may be converted from preferred stock and 55,662 shares that BFS US Special Opportunities Trust PLC may acquire upon exercise of warrants.

  (18)
  Includes the equivalent of 143,130 shares that may be converted from preferred stock and 50,096 shares that Enable Growth Partners L.P. may acquire upon exercise of warrants.

  (19)
  Includes an aggregate of 173,294 shares that may be acquired upon exercise of options of officers and directors that are currently exercisable or will become exercisable within 60 days of March 31, 2004. Includes the equivalent of 318,067 shares that may be converted from preferred stock and 111,323 shares that may be acquired upon exercise of warrants.

Executive Officers

        The following table sets forth the names and ages of all executive officers of the Company, their respective positions with the Company, and the period during which each has served as an officer.

Name of Officer	Age	Position(s)	Served as Officer Since
G. Ward Paxton	68	Chairman, President, Chief Executive Officer and Director	2001
Aaron N. Bawcom	31	Vice President, Engineering	2003
Eric H. Gore	50	Vice President, Worldwide Sales	1994
T. Joe Head	47	Vice Chairman and Vice President	2003
Garry L. Hemphill	55	Vice President, Operations	2003
Ryon W. Packer	36	Vice President, Mktg. and Business Development	2001
Michael L. Paxton	43	Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary	2002

        G. Ward Paxton was named President and Chief Executive Officer of the Company on November 28, 2001. He is also co-founder of the Company and has served as Chairman of the Board since the Company's inception in September 1983. Mr. Paxton also served as President and Chief Executive Officer of the Company from 1983 until June 2000 and served as Chief Financial Officer from 1983 until 1994. Prior to founding the Company, Mr. Paxton was Vice President of Honeywell Optoelectronics, a division of Honeywell, Inc., from 1978 to 1983. From 1969 to 1978, Mr. Paxton was Chairman of the Board, President, Chief Executive Officer and founder of Spectronics, Inc., which was acquired by Honeywell, Inc. in 1978. Prior to founding Spectronics, Inc., Mr. Paxton held various managerial and technical positions at Texas Instruments Incorporated from 1959 to 1969. Mr. Paxton holds Ph.D., M.S. and B.S. degrees in Physics from the University of Oklahoma. Mr. Paxton holds no other directorships.

        Aaron N. Bawcom was named Vice President of Engineering on January 29, 2003. He joined the Company on April 10, 2000 as Director of Product Development of Security Software. As Vice President of Engineering, he is responsible for the technical direction and development of all products. Prior to joining Intrusion Inc. between 1998 and 2000, Mr. Bawcom served as engineer, manager, and chief architect for Network Associates security products where he produced Enterprise Management, Intrusion Detection, and Firewall software. Previously, Mr. Bawcom worked as an engineer producing a network based content scanning product for McAfee. Mr. Bawcom holds a B.S. degree in Computer Science from Texas A&M University.

        Eric H. Gore has served the Company as Vice President—Worldwide Sales since June 2001. He also served as Vice President—International Sales from December 2000 to June 2001 and Vice President—Strategic Business Development from 1994 to 2000. Mr. Gore previously held positions with the Company as Director of Strategic Business Development from 1992 to 1994, Area Sales Manager from 1989 to 1992 and Regional Sales Manager from 1984 to 1989. Prior to joining the Company, Mr. Gore served Texas Instruments Incorporated in various marketing positions from 1979 to 1982. Mr. Gore holds a M.B.A. degree from Hardin-Simmons University and a Bachelor of Business Administration degree from the University of North Texas.

        T. Joe Head is co-founder of the Company and has served as a director since the Company's inception in September 1983. Mr. Head was named Vice Chairman of the Board of Directors in June 2000 and was named Vice Chairman and Vice President on February 14, 2003. He also served as Senior Vice President from 1983 until 1998 and Executive Vice President from 1998 until June 2000. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and

Marketing Engineer of Honeywell Optoelectronics from 1980 to 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A & M University.

        Garry L. Hemphill joined the Company on February 14, 2003 as Vice President of Operations. Mr. Hemphill was previously employed with the Company from 1987 to 2000 as Vice President of Operations and 1984 to 1987 as Director of Operations. From 2002 to 2003, Mr. Hemphill acted as an independent consultant to contract manufacturers in the area of business development. From 2000 to 2001, Mr. Hemphill was President and Chief Executive Officer of VHB Technologies, Inc., a Richardson, Texas based start-up. Mr. Hemphill's background covers over 20 years in data networking, engineering and operation management. Mr. Hemphill holds an Associate Degree in Business Administration from the University of Texas at Dallas.

        Ryon W. Packer has served the Company as Vice President—Marketing and Business Development since April 26, 2001. He previously served as executive director of marketing and business development when he joined the Company in September 2000. Mr. Packer is responsible for the Company's overall strategic and tactical product direction, partnerships and marketing, including product marketing and public communications. Mr. Packer is also responsible for developing the Company's global marketing plan to build worldwide recognition for Intrusion's network security products. Prior to joining the Company, Mr. Packer served as Vice President of Marketing and Business Development with SecureLogix from 1999 to 2000 and Director of Product and Brand Management for Micrografx from 1996 to 1999 and Director of Worldwide Marketing for United Press International from 1995 to 1996. Mr. Packer's background covers over 12-years in software and hardware development, product management and marketing. Mr. Packer holds a B.A. degree in Marketing from Trinity College and University.

        Michael L. Paxton joined the Company on August 13, 2002 as Vice President, Chief Financial Officer, Secretary and Treasurer. He was also employed by the Company from 1986 until May 1998. Mr. Paxton previously held positions with the Company as Vice President and Secretary from 1995 to 1998, Controller of Finance and Accounting from 1987 to 1995 and Accounting Manager from 1986 to 1987. From 1998 to August 2002, Mr. Paxton served as General Partner for Paxton Ventures, L.P. Mr. Paxton holds a Bachelor of Business Administration degree from the University of Oklahoma.

        All executive officers of the Company are elected annually by the Board and serve at the discretion of the Board. There are no family relationships between any director or executive officer and any other such person except for Michael L. Paxton, Vice President, Chief Financial Officer, Secretary and Treasurer, who is the son of G. Ward Paxton, Chairman, President and Chief Executive Officer.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain summary information regarding all cash compensation earned by the Company's Chief Executive Officers and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years in all capacities in which they served the Company and its subsidiaries for such period. In addition, Marius O. Bratan, former Vice President of International Sales, is also included in the table because he was an executive officer until his position as an officer of the Company was terminated on September 3, 2003. No other executive officers who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2003 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The individuals listed below shall be referred to as the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(8)
G. Ward Paxton, (2) Chairman, President, CEO and Director	2003 2002 2001	$122,500 140,673 237,019	— — —	— — —		— — —	— — —	— — —	$1,225 1,407 1,700
Aaron N. Bawcom, (3) Vice President of Engineering	2003 2002 2001	174,058 158,981 175,000	175,000 — 2,188	— — —		— — —	12,500 11,200 12,500	— — —	— — —
Eric H. Gore, Vice President of Worldwide Sales	2003 2002 2001	155,834 134,731 176,827	49,090 33,846 76,153	7,200 7,200 —	(4) (4)	— — —	12,500 12,500 12,500	— — —	— — 609
Ryon W. Packer,(5) Vice President of Marketing and Business Development	2003 2002 2001	173,657 152,168 168,231	— 9,167	— — —		— — —	9,375 12,500 10,000	— — —	1,737 1,522 1,649
Michael L. Paxton,(6) Vice President, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	147,404 50,615	— — —	— — —		— — —	12,500 8,125 —	— — —	1,474 485 —
Marius O. Bratan,(7) Former Vice President of International Sales	2003 2002 2001	147,891 113,852 92,717	11,098 29,449 55,954	— 696 1,640	(4) (4)	— — —	9,375 11,125 5,000	— — —	— — —

(1)
Represents bonus compensation and/or commission earned during the fiscal year indicated, a portion of which may have been or will be paid during the subsequent fiscal year.
(2)
G. Ward Paxton was named President and Chief Executive Officer on November 28, 2001. He also served as President and Chief Executive Officer of the Company from the Company's inception until June 1, 2000.
(3)
Aaron Bawcom joined the Company on April 10, 2000 and was named Vice President of Engineering on January 29, 2003. The bonus paid to Mr. Bawcom was pursuant to the employment agreement dated February 4, 2003. Such employment agreement is described in the Certain Transactions with Management section of this proxy statement.
(4)
Car allowance income.
(5)
Ryon W. Packer joined the Company on September 11, 2000 and was named Vice President of Marketing and Business Development on April 26, 2001.
(6)
Michael L. Paxton joined the company on August 13, 2002. 2002 compensation represents salary earned for a partial year.
(7)
Marius O. Bratan joined the Company in March 1994 and was named Vice President of International Sales on January 29, 2003. His employment as an Officer of the Company terminated effective September 3, 2003.
(8)
This amount includes the annual employer matching contributions under the Company's tax qualified Section 401(k) Savings Plan.

Option Grants During Fiscal Year 2003

        The following table provides information related to options to acquire shares of Common Stock granted to the Named Executive Officers during fiscal year 2003. The Company did not grant any stock appreciation rights during fiscal year 2003.

Option Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)(2)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)(3)	Expiration Date
					5%($)	10%($)
G. Ward Paxton	—	—	—	—	—	—
Aaron N. Bawcom	5,000 4,375 3,125	3.18 2.78 1.99%	$1.72 1.08 4.04	01/29/13 05/01/13 11/05/13	$5,408 2,972 7,940	$13,706 7,530 20,121
Eric H. Gore	5,000 4,375 1,875 1,250	3.18 2.78 1.19 0.79	1.72 1.08 2.68 4.04	01/29/13 05/01/13 08/20/13 11/05/13	5,408 2,972 3,160 3,176	13,706 7,530 8,009 8,048
Ryon W. Packer	5,000 4,375	3.18 2.78	1.72 1.08	01/29/13 05/01/13	5,408 2,972	13,706 7,530
Michael L. Paxton	4,375 6,875 1,250	2.78 4.37 0.79	1.92 2.96 4.44	01/29/08 08/20/08 11/05/08	1,204 3,165 895	5,465 14,773 4,317
Marius O. Bratan	5,000 4,375	3.18 2.78	1.72 1.08	01/29/13 05/01/13	5,408 2,972	13,706 7,530

(1)
The potential realizable value illustrates the value that may be realized upon exercise of the options immediately prior to the expiration of their respective terms, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of each option. There can be no assurance that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. These potentially realizable values do not take into account provisions of each option providing for termination of the option following cessation of employment, nontransferability or effective vesting over one year. All options granted in 2003 in the table above fully vest after 1 year.
(2)
Each option was an incentive stock option to the extent possible by Internal Revenue Service (IRS) rules. All other options were nonqualified stock options. Each option, other than those granted to Michael Paxton, has a term of ten years from date of grant, subject to earlier termination under certain conditions upon cessation of employment of the optionee and become exercisable one year from the date of grant. Such options are not transferable. Options granted to Michael Paxton have a term of five years due to IRS stock ownership rules. Pursuant to the terms of the options, Marius O. Bratan's options expire 90 days after his resignation on January 5, 2004.
(3)
The exercise price per share of each option was equal to 100% of the fair market value of the Common Stock per share on the date of grant other than those granted to Michael Paxton. Mr. Paxton's options were granted at 110% of the fair market value due to IRS stock ownership rules. The Compensation Committee, in its sole discretion, may affect the cancellation of such options in exchange for a new option grant with a lower exercise price equal to the current fair market value per share at the time of cancellation.

Option Exercises and Fiscal Year End Holdings

        The following table sets forth information with respect to options exercised by the Named Executive Officers during fiscal year 2003 and the number and value of options held at fiscal year end. No stock appreciation rights were exercised and no stock appreciation rights were outstanding at fiscal year end.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
G. Ward Paxton	—	—	—	—	—	—
Aaron N. Bawcom	—	—	21,827	19,999	$1,750	$8,800
Eric H. Gore	—	—	40,253	20,000	1,225	8,800
Ryon W. Packer	—	—	17,710	16,040	1,225	8,800
Michael L. Paxton	—	—	4,792	15,833	592	2,058
Marius O. Bratan	—	—	16,626	— (2)	1,225	—

(1)
The closing price for the Company's Common Stock as reported by The Nasdaq Stock Market (SmallCap Market System) on December 31, 2003, was $2.36 per share. The indicated value is calculated on the basis of the difference between the option exercise price per share and $2.36, multiplied by the number of shares of Common Stock underlying each "in-the-money" option.
(2)
Marius Bratan's unvested shares were cancelled upon termination on January 5, 2004. His vested stock options remain exercisable for 90 days following his termination.

Compensation of Directors

        Messrs. Bucy, Gero and Johnston (each non-employee director) receive a cash retainer fee of $1,000 per month. Each non-employee director also receives a fee of $1,000 for each meeting of the Board attended (excluding telephonic meetings) and for each meeting of a committee of the Board attended (exclusive of committee meetings held on the same day as Board meetings). Each non-employee director also receives a fee of $500 for each telephonic meeting attended. Each non-employee director is also reimbursed for all reasonable expenses incurred in attending such meetings. No director who is an employee of the Company receives any fees for service as a director of the Board. However, T. Joe Head, who is an officer and director, earned $126,539 for his services to the Company as an employee. He did not receive any stock options during 2003. Mr. Head did not receive any additional fees for his services as a director of the Board.

        Pursuant to the terms of the 1995 Directors Plan as amended and restated in 2002, each of the Company's non-employee directors is automatically granted an option to purchase 5,000 shares of Common Stock upon joining the Board. Each non-employee director is also automatically granted an option to purchase 2,500 shares on the date of each annual stockholder meeting as long as the director has served as such for at least six months prior to the date of grant.

Employment Agreements

        The Company entered into an Employment Agreement with Aaron Bawcom on February 4, 2003. Such agreement is summarized in the Certain Transactions With Management section of this proxy statement. The Company, nor its subsidiaries, has any other employment agreements with any of its Named Executive Officers.

Stock Performance Information

        The following chart illustrates the percentage of change in the cumulative total stockholder return on the Company's Common Stock during the five year period ending December 31, 2003, compared with the cumulative total return on the Center for Research in Securities Prices ("CRSP") Total Return Index for The US Nasdaq Stock Market, CRSP Total Return Index for Nasdaq Computer Manufacturing Stocks, and the CRSP Total Return Index for Nasdaq Computer and Data Processing Stocks, respectively, for the same periods.

STOCK PERFORMANCE*

	Dec 31 1998	Dec 31 1999	Dec 29 2000	Dec 31 2001	Dec 31 2002	Dec 31 2003
Intrusion Inc	100	302.08	158.33	57.33	10.67	19.67
CRSP Total Rtn. Index for the US Nasdaq Stock Market	100	185.43	111.83	88.77	61.37	91.75
CRSP Total Rtn. Index for Nasdaq Computer Mfg. Stocks	100	212.27	121.02	83.37	55.24	76.86
CRSP Total Rtn. Index for Nasdaq Computer and Data Processing	100	219.99	101.25	81.54	56.23	74.08

*
The comparison assumes (i) $100 was invested on December 31, 1998 in the Company's Common Stock and in each of the foregoing indices and (ii) that any dividends paid by companies included in the comparative indices were reinvested in additional shares of the same class of equity securities of such companies at the frequency with which dividends were paid during the applicable periods depicted.

        The stock performance information depicted in the foregoing chart is not necessarily indicative of future stock performance.

CERTAIN TRANSACTIONS WITH MANAGEMENT

        On February 4, 2003, the Company entered into an employment agreement with Aaron N. Bawcom, its Vice President of Engineering. The agreement has a two-year term, during which the Company will pay Mr. Bawcom an annual base salary of $175,000. In addition, the Company agreed to pay Mr. Bawcom a lump sum retention bonus of $175,000, which vests in 24 equal monthly installments. Mr. Bawcom must return any unvested portion of the bonus upon his voluntary resignation or termination by the Company with cause. If the Company terminates Mr. Bawcom without cause prior to the end of the employment term, then any unvested portion of the bonus becomes vested. The term "cause" under the agreement is defined to include felony convictions, misconduct that materially discredits or damages the Company, chronic absence from work unrelated to illness or incapacity, substance abuse that materially interferes with his work performance and breaches of the employment agreement.

        On March 25, 2004, the Company completed a $5,000,000 private placement of 1,000,000 shares of its Preferred Stock and warrants to purchase 556,619 shares of its Common Stock at an initial exercise price of $3.144 per share to various purchasers. The following executive officers, directors and 5% beneficial holders participated in the private placement:

Name	Relationship	Amount Invested	Shares of Preferred Stock	Warrants
G. Ward Paxton	Chairman, President, Chief Executive Officer and Director	$700,000	140,000	77,926
James F. Gero	Director	$300,000	60,000	33,397
Gryphon Master Fund, L.P.	5% Stockholder	$1,150,000	230,000	128,022

        In connection with the private placement, we granted each investor, other than Mr. Paxton and Mr. Gero, who continues to own shares of Preferred Stock prior to the sale, the right to purchase a pro rata portion of certain future sales of securities by us based on the ratio of the number of shares of Common Stock held by that eligible investor, including any shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the warrants owned by that eligible investor, to the total number of shares of Common Stock outstanding immediately prior to the sale, assuming the conversion of outstanding Preferred Stock and the exercise of the outstanding warrants. However, if the future sale is at a price below the average trading price of Common Stock for the ten days preceding the sale, each of the eligible investors will have the right to purchase a pro rata portion of the new securities based on the ratio of the number of shares of Common Stock owned by that eligible investor, assuming the conversion of the Preferred Stock and the exercise of the warrants owned by that investor, to the total number of shares of Common Stock then owned by all the eligible investors, assuming the conversion of all outstanding Preferred Stock and the exercise of all outstanding warrants.

        As part of the private placement, we entered into a Registration Rights Agreement, pursuant to which we are required to file a registration statement to register the shares of Common Stock issuable upon the conversion of the preferred stock and upon the exercise of the warrants issued to the investors in the private placement. If we fail to file the registration statement by April 24, 2004 or to have the registration statement declared effective by July 24, 2004, we may be subject to the payment of liquidated damages equal to 2% of the aggregate purchase price paid to us in the private placement for each thirty-day period, pro rated for any shorter period, that the filing or effectiveness of the registration statement is delayed. The registration statement will also include up to 337,338 shares previously acquired by Gryphon Master Fund, L.P., and 125,000 shares previously acquired by Mr. Gero. As a condition to the consummation of the private placement, each of our executive officers and directors has agreed not to sell any shares of our common stock owned by them until the registration statement we are required to file is declared effective.

        Since January 1, 2003, there have been no other transactions, or currently proposed transactions, between the Company and any of its executive officers, directors or 5% beneficial holders, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $60,000.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

        Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

        Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2003, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for late Form 4 filings for five company officers, Michael L. Paxton, Aaron N. Bawcom, Marius Bratan, Eric H. Gore and Ryon W. Packer, and late Form 3 filings for two company officers, Aaron N. Bawcom and Marius Bratan. The late Form 4 filings were filed on February 13, 2003 and originally due on January 31, 2003. The late Form 3 filings were filed on February 13, 2003 and originally due on February 8, 2003.

STOCKHOLDER PROPOSALS

        Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2005 Annual Meeting of Stockholders, such proposals must be received by the Company not later than December 18, 2004. Such proposals should be directed to Intrusion Inc., 1101 East Arapaho Road, Richardson, Texas 75081, Attention: Secretary (telephone: (972) 234-6400; telecopy: (972) 234-1467).

        Pursuant to Rule 14a-4(c) of the Exchange Act of 1934, if a stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders does not notify the Company of such proposal on or prior to March 3, 2005, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2005 proxy statement.

EXPENSES OF SOLICITATION

        All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, Mellon Investor Services LLC has been retained by the Company to aid in the solicitation of Proxies and will solicit Proxies by mail, telephone, internet, telefax and personal interview and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, Mellon Investor Services LLC will be paid fees not to exceed approximately $6,500, plus reasonable incidental expenses.

ADDITIONAL INFORMATION AVAILABLE

        Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Company's 2003 Annual Report on Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The request should be directed to the Secretary at the Company's offices indicated above.

        The Company's 2003 Annual Report on Form 10-K accompanies this Proxy Statement. The Annual Report on Form 10-K, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Board and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

        Please sign, date and return promptly the enclosed Proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

G. WARD PAXTON Chairman, President and Chief Executive Officer
Richardson, Texas April 16, 2004

Exhibit A

Audit Committee Charter
Adopted by the Audit Committee on , 2004 Adopted by the Board of Directors on , 2004 Amended by on , 2004

PURPOSE

        This Charter (the "Charter") shall govern the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Intrusion Inc., a Delaware corporation (the "Company").

        The purpose of this Charter is to assist and direct the Committee in performing the following primary responsibilities:

  •
  Oversee (or assist the Board in overseeing), as appropriate, the integrity of the Company's financial statements and the Company's compliance with legal and regulatory requirements;

  •
  Monitor the Company's financial reporting processes and its internal audit function regarding finance and accounting;

  •
  Select, appoint, compensate, oversee, evaluate (including the qualifications and independence of) and, where appropriate, replace the registered public accounting firm employed by the Company as its independent auditors to prepare or issue an audit report or related work and to cause such independent auditors to report directly to the Committee;

  •
  Provide a forum for communication among the Board, the independent auditors, and financial and senior management of the Company, including the resolution of disagreements between management and the independent auditors regarding financial reporting and the establishment of procedures to handle complaints regarding accounting, internal audit control and auditing matters;

  •
  Prepare the Committee's report for inclusion in the Company's annual proxy statement;

  •
  Report the results of its oversight responsibilities to the Company's stockholders.

        The Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and, for this purpose and any other purpose the Committee deems necessary to carry out its duties, to retain on behalf of the Committee outside counsel, accountants or other experts or advisors.

COMPOSITION

        The Committee shall be comprised of three or more directors, each of whom has been affirmatively determined by the Board to be an "independent director" in accordance with applicable law (including SEC and NASDAQ rules). .

        No member of the Committee may receive compensation from the Company other than director's fees or may, other than in his or her capacity as a member of the Committee, the Board or any other Board Committee:

  •
  accept any consulting, advisory or other compensatory fee from the Company; or

  •
  be an affiliated person of the Company or any subsidiary thereof.

  •
  Each member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and at least one member shall be a "financial expert" as determined in accordance with applicable law (including SEC and NASDAQ rules).

        Each member will be free of any relationship that, in the opinion of the Board, would interfere with his/her individual exercise of independent judgment

        Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall elect a replacement. The Board shall appoint one of the members of the Committee to be Committee Chairperson.

MEETINGS

        The Committee shall meet at least four times annually, and more frequently as circumstances dictate.

        More specifically, the Committee shall meet:

  •
  on a quarterly basis with management and the independent auditors to review the Company's interim financial statements and quarterly earnings releases;

  •
  at least annually with the Company's independent auditors with respect to independence and quality control issues involving such auditors; and

  •
  at least annually with the Company's management and independent auditors with respect to the Company's audited year-end financial statements.

        The Committee shall periodically meet separately with the Company's management, with its internal auditors (or other personnel responsible for the internal audit function) and with its independent auditors.

        Committee meetings and communications shall be either in person or by conference telephone call, videoconference or similar means. Except to the extent separate meetings are otherwise required, meetings with management, internal audit and the independent auditors may be either separate or combined at the discretion of the Committee.

        The majority of the members of the Committee shall constitute a quorum.

        Minutes shall be prepared for each meeting of the Committee, which minutes shall be submitted to the Committee for approval at a later meeting. The minutes of all meetings of the Committee shall be sent to the secretary of the Company for filing. The Committee will report its actions to the next meeting of the Board.

ACCOUNTABILITY

        The independent auditors shall be ultimately accountable to the Committee. The Committee shall have ultimate authority and responsibility to select, appoint, compensate, oversee, evaluate and, where appropriate, replace the independent auditors. The Committee is ultimately accountable to the Board of Directors.

RESPONSIBILITY

        The responsibilities of the Committee are set forth in this Charter. The responsibility of management is to prepare the Company's financial statements. The responsibility of the independent auditors is to audit those financial statements.

SPECIFIC DUTIES

        To fulfill its responsibilities, the Committee shall:

Financial Reporting Review

  1.
  As it relates to interim financial information, review and discuss the Company's quarterly operating results with management and the independent auditors. If practicable, the review and discussion shall occur prior to release of the Company's operating results, but in any event it shall occur prior to filing of the Company's quarterly report on Form 10-Q with the SEC and the public release of any financial results. The Chairperson of the Committee may represent the entire Committee for purposes of this review and discussion.

  2.
  Prior to distribution, review and discuss the quarterly financial statements of the Company with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Controls and Procedures."

  3.
  On a quarterly basis (and as of a date within 90 days prior to the filing of the Company's periodic reports on Form 10-K and Form 10-Q), review a report from the Company's Chief Executive Officer and Chief Financial Officer disclosing to the Committee:

  •
  all significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and that such officers have identified for the Company's auditors any material weaknesses in such internal controls; and

  •
  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

  4.
  Prior to distribution, review and discuss the annual audited financial statements of the Company with management and the independent auditors, with specific attention to those matters warranting discussion, including a review and discussion of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Controls and Procedures."

  5.
  Based on the review and discussions described in other sections of this Charter, determine whether the audited financial statements of the Company be included in the Company's annual report on Form 10-K to be filed with the SEC.

  6.
  Prepare the Committee's report for inclusion in the Company's annual proxy statement.

  7.
  Review and discuss the report from the Company's independent auditors as to:

  •
  all critical accounting policies and practices to be used;

  •
  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such independent auditors;

    •
    the effectiveness of the Company's internal controls in providing reasonable assurance that the financial statements and disclosures are fairly presented, comply with legal and regulatory requirements and provide timely detection of fraud; and

    •
    other material written communications between such independent auditors and management of the Company.

  8.
  Review and discuss with the independent auditors their evaluation of the Company's financial reporting processes, both internal and external.

  9.
  Review and discuss with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting (with management to be included in these discussions at the discretion of the Committee).

  10.
  Meet separately, periodically with management, with internal auditors (or other personnel responsible for the internal audit function) and with the Company's independent auditors.

  11.
  Review and discuss with the independent auditors and management the extent to which changes in financial or accounting practices, as approved by the Committee, have been implemented, and plans for future implementation.

  12.
  Review with the Company's independent auditors any audit problems or difficulties and management's response.

  13.
  Discuss earnings, press releases and financial information and earnings guidance provided to analysts and rating agencies.

  14.
  Resolve any disagreements between management and the Company's independent auditors regarding financial reporting.

Independent Auditors

  15.
  (i) at least annually, obtain and review a report by the Company's independent auditors describing all relationships between the Company and such auditors; (ii) receive the written disclosures and the letter from the independent auditors and discuss with them the disclosures, the letter and their independence; (iii) discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (iv) take appropriate action in response to the independent auditors' written disclosures for the Committee to satisfy itself of the independent auditors' independence.

  16.
  Approve in advance the engagement of the Company's independent auditors to provide both auditing services (including comfort letters in connection with securities underwritings) and non-audit services (including tax services); provided, however, the Company's independent auditors may not be engaged to provide any of the following non-audit services:

  •
  bookkeeping or other services relating to the accounting records or financial statements of the Company;

  •
  financial information systems design and implementation;

  •
  appraisal or valuation services, fairness opinions or contributions-in-kind reports;

  •
  actuarial services;

  •
  internal audit outsourcing services;

    •
    management functions or human resources;

    •
    broker or dealer, investment advisor or investment banking services;

    •
    legal services and expert services unrelated to the audit; and

    •
    such other services as the Public Accounting Oversight Board may determine, by regulation, to be impermissible.

  17.
  Confirm that both the lead (or coordinating) audit partner at the Company's independent accountants that has primary responsibility for the audit of the Company's financial statements and the audit partner responsible for reviewing the audit have not performed audit services for the Company in each of the five previous fiscal years before the current audit.

  18.
  Confirm that none of the following Company officers has been employed by the Company's independent auditors and participated in any capacity in an audit of the Company during the one-year period preceding the date that the independent auditors commenced their audit

  •
  the Chief Executive Officer;

  •
  the Chief Financial Officer;

  •
  the comptroller;

  •
  the chief accounting officer; and

  •
  any person serving in an equivalent position to those named above.

  19.
  Set clear hiring policies for employees or former employees of the Company's independent auditors.

  20.
  Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for the audit.

  21.
  Following completion of work on the annual audit, discuss with the independent auditors and management the adequacy and effectiveness of the Company's systems of internal controls regarding finance and accounting.

  22.
  At least annually, obtain and review a report by the Company's independent auditors describing their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer reviews of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits conducted by such firm and any steps taken to deal with such issues.

  23.
  Review the performance of the independent auditors annually.

Related Party Transactions

  24.
  Review and approve all related party transactions for which Committee approval is required by applicable law (including NASDAQ) or required to be disclosed in the Company's financial statements or SEC filings.

Confirm Independence

  25.
  Confirm, at least annually, that the members of the Committee continue to meet all NASDAQ requirements for independence.

  26.
  Confirm that the Company has made to NASDAQ all required affirmations regarding (i) the independence, financial literacy and accounting or related financial management expertise of the members of the Committee, and (ii) the annual review and reassessment of this Charter.

Charter Review

  27.
  Review and assess the adequacy of this Charter annually, recommending appropriate changes for Board approval.

Legal and Other Matters

  28.
  Review with the Company's legal counsel (i) legal compliance matters and (ii) other legal matters that could have an impact on the Company's financial statements.

  29.
  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  30.
  Discuss policies with respect to risk assessment and risk management.

  31.
  Report regularly to the Board.

  32.
  Review the Company's code of ethics and conduct for directors, officers and employees, approve all waivers of the code of ethics for directors and officers, and ensure timely disclosure of any such waivers by the Committee.

Performance Review

  33.
  Annually perform an evaluation of the Committee's performance, report the results of such evaluation to the Board and receive directions or suggestions from the Board on areas in which the Committee's performance could be improved.

Funding

  34.
  The Company shall provide appropriate funding, as determined by the Committee, for the payment of (1) compensation of the Company's independent auditors for the purpose of rendering or issuing an audit report, (2) compensation to any advisors employed by the Committee as provided in this Charter; and (3) ordinary administrative expenses that the Committee deems necessary or appropriate in carrying out its duties.

Exhibit A

Audit Committee Charter
Adopted by the Audit Committee on , 2004 Adopted by the Board of Directors on , 2004 Amended by on , 2004

ACKNOWLEDGEMENT

        By signing below I hereby represent that:

  1.
  I have received a copy of the Audit Committee Charter; and

  2.
  I had ample time and opportunity to ask the Company's Board Members and/or counsel to clarify anything that I did not understand; and

  3.
  I read and understand the Audit Committee Charter; and

  4.
  I agree to comply with the Charter at all times.

Signature:
Print Name:
Date:

PROXY

INTRUSION INC.
1101 East Arapaho Road
Richardson, Texas 75081

Annual Meeting of Stockholders—May 19, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned stockholder(s) of Intrusion Inc., a Delaware corporation (the "Company"), hereby appoints G. Ward Paxton and Michael L. Paxton, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Radisson Hotel, Dallas North at Richardson, 1981 North Central Expressway, Richardson, Texas 75080, at 10:00 A.M., Local Time, on Wednesday, May 19, 2004, and at any adjournment thereof.

(Continued on reverse side)

This Proxy, when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2.
1. Election of Directors Nominees: G. Ward Paxton, T. Joe Head, J. Fred Bucy, Jr., James F. Gero and Donald M. Johnston
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees

2. Ratification of the appointment of KBA Group LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.
FOR	AGAINST	ABSTAIN

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting.

    I will                   will not                   be attending the meeting

YOU ARE REQUESTED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY. ALL JOINT OWNERS MUST SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE CAPACITIES SHOULD SO INDICATE.

Date:	, 2004

Signature
Signature

QuickLinks

PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS To be Held May 19, 2004
SOLICITATION AND REVOCABILITY OF PROXIES
RECORD DATE AND VOTING SECURITIES
QUORUM AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL TWO PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
STOCK PERFORMANCE
CERTAIN TRANSACTIONS WITH MANAGEMENT
COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS
STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITATION
ADDITIONAL INFORMATION AVAILABLE
OTHER BUSINESS
Exhibit A
Exhibit A